Exhibit 99.2

NEWS RELEASE January 28, 2016

Contacts:	Jay Brown, CFO
Son Nguyen, VP—Corporate Finance
Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES PRICING

OF SENIOR NOTES OFFERING

January 28, 2016 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has priced its previously announced public offering of senior notes due 2021 and 2026, in aggregate principal amounts of $600 million and $900 million, respectively. The 2021 notes will have an interest rate of 3.400% per annum and will be issued at a price equal to 99.977% of their face value. The 2026 notes will have an interest rate of 4.450% per annum and will be issued at a price equal to 99.671% of their face value.

The net proceeds from the offering are expected to be approximately $1,486.9 million, after deducting underwriting discounts and commissions and other offering expenses payable by Crown Castle. Crown Castle expects to use net proceeds from the offering, together with cash on hand, to repay in full all outstanding borrowings under its $1.0 billion Senior Unsecured 364-Day Revolving Credit Facility (and, in connection therewith, will terminate all commitments thereunder), and to repay $500 million of outstanding borrowings under its $2.5 billion Senior Unsecured Revolving Credit Facility.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup, J.P. Morgan, Mizuho Securities and RBC Capital Markets are the joint book-running managers of the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the amount and use of proceeds from and timing of the proposed offering. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 2

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 17,000 small cell nodes supported by approximately 16,000 miles of fiber, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY 10038, Attn: Prospectus Department, Toll-free: 1-800-294-1322, Email: dg.prospectus_requests@baml.com.	Citigroup Global Markets Inc., 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Broadridge Financial Solutions, Toll-free: 1-800-831-9146, Email: prospectus@citi.com.

J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Collect: 1-212-834-4533.	Mizuho Securities USA Inc., 320 Park Avenue, New York, NY 10022, Attn: Debt Capital Markets, Toll-free: 1-866-271-7403.

RBC Capital Markets LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Toll-free: 1-866-375-6829.

The Foundation for a Wireless World.

CrownCastle.com